UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Super Micro Computer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0353939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

980 Rock Avenue San Jose, CA	95131
(Address of principal executive offices, including zip code)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered.
Super Micro Computer, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share (the “Common Stock”), contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-138370) (the “Registration Statement”), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2006, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is hereby incorporated by reference.
The Registrant has applied to list the Common Stock on The Nasdaq Global Select Market of The Nasdaq Stock Market LLC under the trading symbol “SMCI.”

Item 2.	Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Global Select Market and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Super Micro Computer, Inc.

Date: January 9, 2020	By:	/s/ Charles Liang
	Name:	Charles Liang
	Title:	President, Chief Executive Officer and Chairman of the Board